                                                                     EXHIBIT 2.2

                  BYLAWS OF INTERGLOBAL WASTE MANAGEMENT, INC.

                                   ARTICLE I

                                    OFFICES

                           Principal Executive Office
                          [Corp. Code Section 1502(a)]

1.01. The principal executive office of the corporation shall be located at 15165 Ventura Boulevard, #425, Sherman Oaks, California.

                                  Other Offices

1.02. The corporation may also have offices at any other places, within or without the State of California, where the corporation is qualified to do business, as the Board of Directors may from time to time designate or the business of the corporation may require.

                                   ARTICLE II

                                    DIRECTORS

                                   Definitions

                                     "Board"

2.01. (a) As used in these Bylaws, the word "Board" means the Board of Directors of the corporation.

                                   "Directors"

(b) "Directors," as used in these bylaws in relation to any power or duty requiring collective action, means the Board of Directors of the corporation.

                             Responsibility of Board
                          [Corp. Code Section 300(a)]

2.02. Subject to the provisions of the General Corporation Law and to any limitations in the Articles of Incorporation relating to action required to be approved by the shareholders, as that term is defined in California Corporations Code Section 153, or by the outstanding shares, as that term is defined in California Corporations Code Section 152, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

                               Number of Directors
                           [Corp. Code Section 212(a)]

2.03. The number of directors of the corporation shall be not less than three or more than five. The exact number of directors within these limits shall be fixed by approval of the Board of Directors.

                           Election and Term of Office
                            [Corp. Code Section 301]

2.04. Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy (see Paragraph 2.07 of these Bylaws), shall hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified

                                   Resignation
                          [Corp. Code Section 305(d)]

2.05. Any director may resign effective on giving written notice to the Board Chairperson, the President, the Secretary, or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of the resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

                                    Vacancies
                       [Corp. Code Sections 192, 302-304]

                               When Vacancy Occurs
                            [Corp. Code Section 192]

2.06. (a) A vacancy on the Board occurs when any authorized position of director is not filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors (by the Board or the shareholders), or otherwise.

                             Declaration of Vacancy
                            [Corp. Code Section 302]

(b) The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

                       Removal of Director by Shareholders
                           [Corp. Code Section 303(a)]

(c) Any or all of the directors may be removed without cause if removal is approved by the outstanding shares, as that term is defined in Section 152 of the California Corporations Code, subject to the following:

(1) No director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to that removal, would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes were cast (or, if action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected; and

(2) When by the provisions of the Articles the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so selected may be removed only by the applicable vote of the holders of the shares of that class or series.

                                Removal by Court
                            [Corp. Code Section 304]

(d) Shareholders holding at least 10 percent of the number of outstanding shares of any class of the corporation may sue in the superior court of the county in which the principal executive office of the corporation is located to remove from office any director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation. In that case, the corporation shall be made a party to the action.

                   Reduction of Authorized Number of Directors
                           [Corp. Code Section 303(b)]

(e) Any reduction of the authorized number of directors shall not remove any director prior to the expiration of the director's term of office.

                              Provisions Exclusive
                           [Corp. Code Section 303(c)]

(f) Except as provided in subparagraphs (a) through (d) of this Paragraph 2.06, no director may be removed from office prior to the expiration of the director's term of office.

                                Filling Vacancies

                                    By Board
                           [Corp. Code Section 305(a)]

2.07. (a) Except as otherwise provided in the Articles or in these Bylaws, and except for a vacancy created by the removal of a director as provided in Paragraph 2.06, vacancies on the Board may be filled by approval of the Board pursuant to Section 151 of the Corporations Code, or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office; (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Section 307 of the Corporations Code; or (3) a sole remaining director.

                                 By Shareholders
                    [Corp. Code Sections 305(a), (b), 603(d)]

Any vacancy on the Board of Directors created by the removal of a director may be filled by a majority of the directors then in office, whether or not less than a quorum, or by the sole remaining director.

                               By Special Meeting
                           [Corp. Code Section 305(c)]

(c) If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of 5 percent or more of the total number of shares at the time outstanding having the right to vote for the directors may call a special meeting of the shareholders, or apply to the superior court of the county in which the principal executive office of the corporation is located for an order that a special meeting be held to elect the entire Board. The term of office of any director not elected by the shareholders shall terminate on the election of a successor.

                                Call of Meetings
                   [Corp. Code Sections 212(b)(2), 307(a)(1)]

2.08. Special meetings of the Board may be called by the Board Chairperson, or the President, or the Secretary, or any two directors of the corporation.

                                Place of Meetings
                   [Corp. Code Sections 212(b)(2), 307(a)(5)]

2.09. Meetings of the Board may be held at any place within or without California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, designated by resolution of the Board, and if not so designated, then at the principal executive office of the corporation.

                            Time of Regular Meetings
                   [Corp. Code Sections 212(b)(2), 307(a)(2)]

2.10. Regular meetings of the Board shall be held, without call or notice, immediately following each annual meeting of the shareholders of this corporation.

                               Notice of Meetings
              [Corp. Code Sections 113, 118, 212(b)(2), 307(a)(2)]

2.11. Regular meetings of the Board may be held without notice. Special meetings shall be held on two days' notice by first-class mail, postage prepaid, or 24 hours' notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means. The notice need not specify the purpose of the meeting.

                                Waiver of Notice
                 [Corp. Code Sections 212(b)(2), 307(a)(2), (3)]

2.12. Notice of any meeting need not be given to any director who signs a waiver of notice, or a consent to holding the meeting or an approval of the minutes of the meeting, whether before or after the meeting, or who attends the meeting without protesting, prior to the meeting or at its commencement, the lack of notice to the director. Any waiver of notice need not specify the purpose of the meeting. All waivers, consents, and approvals of minutes shall be filed with the corporate records or made a part of the minutes of the meeting to which they pertain.

                                     Quorum
                   [Corp. Code Sections 212(b)(4), 307(a)(7)]

2.13. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business.

                              Transactions of Board
                         [Corp. Code Section 307(a)(8)]

2.14. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, subject to the provisions of Paragraphs 2.23 and 2.28 of these Bylaws.

                              Withdrawal of Quorum
                          Corp. Code Section 307(a)(8)]

2.15. Any meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for the meeting.

                                   Adjournment
                         [Corp. Code Section 307(a)(4)]

2.16. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

                              Notice of Adjournment
                         [Corp. Code Section 307(a)(4)]

2.17. If the meeting is adjourned for more than 24 hours, however, notice of the adjournment to another time or place must be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

                               Conduct of Meetings
                         [Corp. Code Section 212(b)(2)]

2.18. At every meeting of the Board, the Board Chairperson or, in the Chairperson's absence, the President of the corporation or, in the President's absence, or, in the absence of a designation, a chairperson chosen by a majority of the directors present shall preside. The Secretary of the corporation shall act as

Secretary of the Board. In the event the Secretary is absent from any meeting, the Chairperson may appoint any person to act as secretary of the meeting.

                             Telephone Participation
                   [Corp. Code Sections 212(b)(2), 307(a)(6)]

2.19. Members of the Board may participate in any meeting through use of conference telephone, electronic video screen communication, or other communications equipment, whenever the board authorizes this type of participation by adopting a resolution. The resolution must require that the corporation (1) verify the identity of any director communicating by telephone, electronic video screen, or other communication equipment and that director's right to participate in the board meeting, and (2) verify that all statements, questions, actions, and votes made by telephone, electronic video screen, or other communications equipment were made by that director and not by someone not permitted to participate as a director.

Participation in a meeting through use of electronic video screen communication or other communications equipment (other than a conference telephone) pursuant to this Paragraph constitutes presence in person at the meeting if all the following are true:

(1) Each board member participating in the meeting can communicate with all of the other members concurrently.

(2) Each member is provided the means of participating in all matters before the board, including the capacity to propose, or interpose an objection, to a specific action to be taken by the corporation.

(3) The board adopts a resolution pursuant to this Paragraph.

                             Action Without Meeting
                           [Corp. Code Section 307(b)]

2.20. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action. The written consent or consents must be filed with the minutes of the proceedings of the Board. Action by written consent has the same force and effect as a unanimous vote of the directors.

                               Duties of Directors
                            [Corp. Code Section 309]

2.21. (a) Each director shall perform the duties of a director, including duties as a member of any committee of the Board on which the director may serve, in good faith, in a manner the director believes to be in the best interests of the corporation and its shareholders and with the care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. (b) In performing his or her duties each director shall be entitled, so long as he or she acts in good faith after reasonable inquiry when the need for it is indicated by the circumstances and without knowledge that would cause the reliance to be unwarranted, to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:

(1) One or more officers or employees of the corporation whom the director believes to be reliable and competent in the matters presented.

(2) Counsel, independent accountants, or other persons as to matters that the director believes to be within the person's professional or expert competence.

(3) A committee of the Board on which the director does not serve, as to matters within its designated authority, which committee the director believes to merit confidence.
(c) A person who performs the duties of director in accordance with subparagraphs (a) and (b) of this Paragraph 2.21 shall have no liability based on any alleged failure to discharge the person's obligation as a director.

                                  Compensation
                         [Corp. Code Section 212(b)(4)]

2.22. Directors shall receive the compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board. Any director may serve the corporation in any other capacity as an officer, agent, employee, or otherwise and receive compensation for that service.

                          Transactions With Corporation
                            [Corp. Code Section 310]

2.23. (a) No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any corporation, firm, or association in which one or more of the directors of this corporation has a material financial interest, is either void or voidable because the director or directors or the other corporation, firm, or association are parties or because the director or directors are present at the meeting of the Board or Board committee that authorizes, approves, or ratifies the contract or transaction, if:

(1) The material facts regarding the transaction and regarding the director's interest are fully disclosed or known to the shareholders and the contract or transaction is approved by the shareholders, as that term is defined in Section 153 of the California Corporations Code, in good faith, and the shares owned by the interested director or directors are prohibited from voting on the contract or transaction, or

(2) The material facts regarding the transaction and regarding the director's interest arc fully disclosed or known to the Board or Board committee, and the Board or Board committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the interested director or directors and the contract or transaction is just and reasonable as to the corporation at the time it is authorized, approved, or ratified, or

(3) Regarding contracts or transactions not approved as provided in clauses (1) and (2), above, of this subparagraph (a), the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable with regard to the corporation at the time it was authorized, approved, or ratified.

A mere common directorship does not constitute a material financial interest within the meaning of the above provisions. A director is not interested within the meaning of the above provisions in a resolution fixing the compensation of another director as a director, officer, or employee of the corporation, notwithstanding the fact that the first director is also receiving compensation from the corporation.

(b) No contract or other transaction between the corporation and any corporation or association of which one or more of the directors of this corporation are directors is either void or voidable because the director or directors are present at the Board or Board committee meeting that authorizes, approves, or ratifies the contract or transaction, if:

(1) The material facts regarding the transaction and regarding the director's other directorship are fully disclosed or known to the Board or Board committee, and the Board or Board committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the common director or directors, or

(2) As to contracts or transactions not approved as provided in clause (1) of this subparagraph (b), the contract or transaction is just and reasonable as to the corporation at the time it is authorized, approved, or ratified.

This provision does not apply to contracts or transactions covered by subparagraph (a) of this Paragraph 2.23.

(c) Interested or common directors may be counted in determining the presence of a quorum at a meeting of the Board or Board committee that authorizes, approves, or ratifies a contract or transaction.

  Loans or Guarantees of Obligations of Directors, Officers, or On Security of
                                Corporate Shares
                            [Corp. Code Section 315]

2.24. (a) A corporation shall not make any loan of money or property to, or guarantee the obligation of, any director or officer of the corporation or of its parent, unless the transaction, or an employee benefit plan authorizing the loans or guaranties after disclosure of the right under such a plan to include officers or directors, is approved by a majority of the shareholders entitled to act thereon.

(b) Notwithstanding subdivision (a), if the corporation has outstanding shares held of record by 100 or more persons (determined as provided in Corporations Code Section 605) on the date of approval by the board, such a loan or guaranty or employee benefit plan may be approved by the board alone by a vote sufficient without counting the vote of any interested director or directors if the board determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation.

(c) A corporation shall not make any loan of money or property to, or guarantee the obligation of, any person upon the security of shares of the corporation or of its parent if the corporation's recourse in the event of default is limited to the security for the loan or guaranty, unless the loan or guaranty is adequately secured without considering these shares, or the loan or guaranty is approved by a majority of the shareholders entitled to act thereon.

(d) Notwithstanding subdivision (a), a corporation may advance money to a director or officer of the corporation or of its parent for any expenses reasonably anticipated to be incurred in the performance of the duties of the director or officer, provided that in the absence of the advance the director or officer would be entitled to be reimbursed for the expenses by the corporation, its parent, or any subsidiary.

(e) The provisions of subdivision (a) do not apply to the payment of premiums in whole or in part by a corporation on a life insurance policy on the life of a director or officer so long as repayment to the corporation of the amount paid by it is secured by the proceeds of the policy and its cash surrender value.

(f) This section does not apply to any transaction, plan, or agreement permitted under Corporations Code Section 408.

(g) For the purposes of subdivisions (a) and (c), "approval by a majority of the shareholders entitled to act" means either (1) written consent of a majority of the outstanding shares without counting as outstanding or as consenting any shares owned by any officer or director eligible to participate in the plan or transaction that is subject to this approval, (2) the affirmative vote of a majority of the shares present and voting at a duly held meeting at which a quorum is otherwise present, without counting for purposes of the vote as either present or voting any shares owned by any officer or director eligible to participate in the plan or transaction that is subject to the approval, or (3) the unanimous vote or written consent of the shareholders. In the case of a corporation which has more than one class or series of shares outstanding, the "shareholders entitled to act" within the meaning of this section includes only holders of those classes or series entitled under the articles to vote on all matters before the shareholders or to vote on the subject matter of this section, and includes a requirement for separate class or series voting, or for more or less than one vote per share, only to the extent required by the articles.

                             Liability of Directors
                      [Corp. Code Section 316(a), (b), (e)]

2.25. (a) Subject to the provisions of Paragraph 2.21 of these Bylaws, directors who approve any of the following corporate actions will be jointly and severally liable to the corporation for the benefit of all of the creditors or shareholders entitled to institute an action under Section 316(c) of the California Corporations Code:

(1) The making of any distribution to its shareholders, as that term is defined in Section 166 of the California Corporations Code, to the extent that it is contrary to the provisions of California Corporations Code Sections 500 to 503, inclusive.

(2) The distribution of assets to shareholders after institution of dissolution proceedings of the corporation, if any, without paying or adequately providing for all known liabilities of the corporation, excluding any claims not fled by creditors within the time limit set in the notice given to creditors under the provisions of California Corporations Code Sections 1800 to 2011, inclusive.

(3) The making of any loan or guaranty contrary to Section 315 of the California Corporations Code.

(b) A director who is present at a meeting of the Board, or any Board committee, at which action specified in subparagraph (a) of this Paragraph 2.24 is taken and who abstains from voting will be considered to have approved the action.

(c) Directors liable under this Paragraph of these Bylaws shall be entitled to be subrogated to the rights of the corporation:

(1) With regard to clause (1) of subparagraph (a) of this Paragraph 2.24, against shareholders who received the distribution.

(2) With regard to clause (2) of subparagraph (a) of this Paragraph 2.24, against shareholders who received the distribution of assets.

(3) With regard to clause (3) of subparagraph (a) of this Paragraph 2.24, against the person who received the loan or guaranty.

                                 Indemnification
                            [Corp. Code Section 317]

                                   Definitions
                           [Corp. Code Section 317(a)]

2.26. (a) For the purposes of Paragraphs 2.26-2.32 of these Bylaws, "agent" means any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise.

(b) For the purposes of Paragraphs 2.26-2.32 of these Bylaws, "proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" include without limitation attorneys' fees and any expenses of establishing a right to indemnification under Paragraph 2.27 or subparagraph (d) of Paragraph 2.28.

                               Power to Indemnify
                        [Corp. Code Section 317(b), (c)]

2.27. (a) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that that person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with that proceeding if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe was unlawful.

(b) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by the person in connection with the defense or settlement of that action if that person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. No indemnification shall be made for any of the following:

(1) Any claim, issue, or matter for which any person has been adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court where the proceeding was or is pending determines on application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses, and then only to the extent that the court determines;

(2) Amounts paid in settling or otherwise disposing of a threatened or pending action without court approval; or

(3) Expenses incurred in defending a threatened or pending action that is settled or otherwise disposed of without court approval.

                          Expenses of Successful Agent
                           [Corp. Code Section 317(d)]

2.28. To the extent that an agent of this corporation has been successful on the merits in the defense of any proceeding referred to in Paragraph 2.26 or in defense of any claim, issue, or matter specified in that paragraph, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection with the matter.

                  Determination That Indemnification Is Proper
                           [Corp. Code Section 317(e)]

2.29. Except as provided in Paragraph 2.28, any indemnification under Paragraphs 2.27-2.32 of these Bylaws will be made by the corporation only if authorized in the specific case, on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Paragraph 2.27 by any of the following:

(a) A majority vote of a quorum consisting of directors who are not parties to that proceeding;

(b) If a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

(c) Approval of the shareholders, as that term is defined in Section 153 of the California Corporations Code, and the shares owned by the person to be indemnified are not entitled to vote on the matter; or

(d) The court where that proceeding is or was pending on application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney, or other person is opposed by the corporation.

                              Advance of Expenses
                          [Corp. Code Section 317(f)]

2.30. Expenses incurred in defending any proceeding may be advanced by the corporation before the final disposition of that proceeding on receipt of an undertaking by or on behalf of the agent to repay that amount if it is determined ultimately that the agent is not entitled to be indemnified as authorized in Paragraphs 2.26-2.31 of these Bylaws. An advancement of expenses under this Paragraph does not violate the prohibition against corporate loans to officers of Corporations Code Section 315(a) or result in any liability to any director approving the advancement under Paragraph 2.24.

                             Nonexclusive Provisions
                           [Corp. Code Section 317(g)]

2.31. The indemnification authorized by Paragraphs 2.26-2.31 of these Bylaws shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to California Corporations Code Section 204(a)(11). The indemnification provided by Paragraphs 2.27-2.32 of these Bylaws for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the Articles. An Article provision authorizing indemnification "in excess of that otherwise permitted by Corporations Code Section 317 or to the fullest extent permissible under California law" or the substantial equivalent of this provision shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, California Corporations Code Section 204(a)(11), and a provision for additional indemnification.

The rights to indemnity shall continue for a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Paragraph shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

                          Limitation on Indemnification
                           [Corp. Code Section 317(h)]

2.32. No indemnification or advance shall be made under Paragraphs 2.27-2.30 of these Bylaws, except as provided in Paragraph 2.27 or subparagraph (d) of Paragraph 2.30, in any circumstance in which it appears:

(a) That it would be inconsistent with a provision of the Articles, these Bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, that prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

                                    Insurance
                           [Corp. Code Section 317(i)]

2.33. The corporation shall have power to purchase and maintain insurance on behalf of any agent against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as an agent, whether or not the corporation would have power to indemnify the agent against that liability under the provisions of Paragraphs 2.25-2.31 of these Bylaws.

                                Board Committees

                              Authority to Appoint
                            [Corp. Code Section 311]

2.34. (a) The Board, by resolution adopted by a majority of the authorized number of directors, may designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee shall require the vote of a majority of the authorized number of directors.

                             Authority of Committee
                            [Corp. Code Section 311]

(b) Any committee referred to in subparagraph (a) of this Paragraph 2.33, to the extent provided in the Board resolution or in these Bylaws, shall have all the authority of the Board, except with regard to the following:

(1) The approval of any action for which the General Corporation Law also requires shareholders' approval, as that term is defined in Section 153 of the California Corporations Code, or approval of the outstanding shares, as that term is defined in Section 152 of the California Corporations Code.

(2) The filling of vacancies on the Board or in any committee.

(3) The fixing of compensation of the Directors for serving on the Board or on any committee.

(4) The amendment or repeal of these Bylaws or the adoption of new bylaws.

(5) The amendment or repeal of any resolution of the Board that, by its express terms, is not so amendable or repealable.

(6) A distribution to the shareholders of the corporation, as defined in Section 166 of the California Corporations Code, except at a rate or in a periodic amount or within a price range determined by the Board.

(7) The appointment of other committees of the Board or the members of the Board.

                        Applicability of Other Paragraphs
                           [Corp. Code Section 307(c)]

(c) The provisions of Paragraphs 2.08-2.17, inclusive, and of Paragraphs 2.19 and 2.20 of this Article II apply to the committees.

                                   ARTICLE III

                       DETERMINING SHAREHOLDERS OF RECORD

                           Record Date Fixed by Board
                     [Corp. Code Sections 212(b)(7), 701(a)]

3.01. (a) In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights regarding any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of the meeting nor more than 60 days before any of the other aforementioned actions.

                              Record Date Not Fixed
                           [Corp. Code Section 701(b)]

(b) If no record date is fixed,

(1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting (see Paragraph 4.16), when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

(3) The record date for determining shareholders for any other purpose shall be the close of business on the day on which the Board adopts the resolution relating to the record date, or the 60th day before the date of the other action, whichever is later.

                        Record Date for Adjourned Meeting
                           [Corp. Code Section 701(c)]

(c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board must fix a new record date, however, if the meeting is adjourned for more than 45 days from the date set for the original meeting.

                        Rights of Shareholders of Record
                           [Corp. Code Section 701(d)]

(d) Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles or by agreement or in the General Corporation Law.

                                   ARTICLE IV

                             SHAREHOLDERS' MEETINGS

                                Place of Meetings
                     [Corp. Code Sections 212(b)(2), 600(a)]

4.01. Meetings of shareholders shall be held at any place within or without the State of California designated in the notice of the meeting or by resolution of the Board of Directors. In the absence of any designation or resolution, shareholders' meetings shall be held at the principal executive office of the corporation.

                                 Annual Meeting
                      Time of Meeting; Business Transacted
              [Corp. Code Sections 212(b)(2), (4), 600(b), 601(a)]

4.02. (a) The annual meeting of shareholders shall be held on the first Tuesday of May each year (other than the year 2000), at the hour of 10:00 A.M., provided, however, that if the day falls on a legal holiday, the meeting shall be held at the same time on the next day that is not a legal holiday. At the meetings directors shall be elected, reports on the affairs of the corporation shall be considered, and any other proper matter may be presented and business transacted that is within the power of the shareholders.

                                 Failure to Hold
                        [Corp. Code Sections 177, 600(c)]

(b) If there is a failure to hold the annual meeting for a period of 60 days after the date designated for the meeting as provided in subparagraph (a) of this Paragraph 4.02, any shareholder may apply to the superior court of the county in which the corporation's principal executive office is located for an order compelling the corporation to hold the meeting. The shares represented at the meeting so held, either in person or by proxy, and entitled to vote at the meeting shall constitute a quorum for the purpose of the meeting, despite any provision of the Articles, these Bylaws, or the General Corporation Law to the contrary.

                               Notice of Meetings
                     [Corp. Code Sections 212(b)(2), 601(a)]

4.03. (a) Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given to each shareholder entitled to vote at the meeting, subject to the provisions of subparagraph (f) of this Paragraph 4.03.

                       Method of Giving Notice of Meeting
                     [Corp. Code Sections 212(b)(2), 601(b)]

(b) Notice of a shareholders' meeting shall be given either personally or by mail, postage prepaid, or other means of written communication, addressed to the shareholder at the address of the shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

If any notice addressed to the shareholder at the address of the shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it to the shareholder at the address, all future notices shall be deemed to have been duly given without further mailing if the notices are available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other shareholders.

                                 Time of Notice
                     [Corp. Code Sections 212(b)(2), 601(a)]

(c) Notice of any meeting of the shareholders will be sent by first-class mail to each shareholder entitled to the notice not less than 10 nor more than 60 days before the date of the meeting; provided, however, that at any time that this corporation has outstanding shares held of record by 500 or more persons (determined as provided in Section 605 of the California Corporations Code) on the record date for the shareholders' meeting, notice may be sent by third-class mail if sent not less than 30 days before the date of the meeting.

                               Contents of Notice
                        [Corp. Code Section 601(a), (f)]

(d) The notice of any meeting of the shareholders shall state the place, date, and hour of the meeting and: (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted; or (2) in the case of the annual meeting, those matters that the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but any proper matter may be presented at the meeting for the action, provided, however, that any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, pursuant to Corporations Code Section 310 (relating to contracts and transactions between the corporation and any director or legal entity in which a director has a material financial interest (see Paragraph 2.23 of these Bylaws)), Section 902 (relating to amendment of the articles), Section 1201 (relating to reorganizations), Section 1900 (relating to voluntary dissolution), or Section 2007 (relating to distribution plans on dissolution), shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice. The notice of any meeting at which directors are to be elected must include the names of nominees intended at the time of the notice to be presented by management for election.

                           Notice of Adjourned Meeting
                           [Corp. Code Section 601(d)]

(e) When a shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each shareholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.

                       Waiver of Notice and Other Defects
                        [Corp. Code Section 601(e), (f)]

(f) The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though made at a meeting duly held after regular call and notice, if a quorum (see Paragraph 4.05 of these Bylaws) is present either in person or by proxy and if; either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes of the meeting. All waivers, consents, and approvals must be filed with the corporate records or made a part of the minutes of the meeting. Except as provided in subparagraph (d) of this Paragraph 4.03 and unless otherwise provided in the Articles, neither the business to be transacted nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting, or approval of the minutes of the meeting.

Attendance by a person at any meeting also constitutes a waiver of notice to that person if he or she fails to object at the beginning of the meeting to the transaction of business because the meeting was not lawfully called or convened, but attendance does not constitute a waiver of the right to object to the consideration of matters required to be included in the notice but not so included if the objection is expressly made at the meeting.

                           Calling of Special Meetings
                  [Corp. Code Sections 177, 212(b)(2), 601(c)]

4:04. (a) On request in writing to the Board Chairperson, or the President, or the Secretary of the corporation by any person (other than the Board) entitled to call a special meeting of shareholders (see subparagraph (b) of this Paragraph 4.04), the officer immediately shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after receipt of the request. If the notice is not given within 20 days after receipt of the request, the persons entitled to call the meeting may give the notice or they may apply to the superior court of the county in which the principal executive office of the corporation is located or an order, after notice to the corporation giving it an opportunity to be heard, summarily ordering the giving of the notice.

                    Persons Entitled to Call Special Meetings
                     [Corp. Code Sections 212(b)(2), 600(d)]

(b) Special meetings of the shareholders may be called by the Board of Directors, the Board Chairperson, the President, or the holders of shares entitled to cast not less than 10 percent of the votes at the meeting.

                             Quorum of Shareholders
                        [Corp. Code Sections 112, 602(a)]

4.05. (a) A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, provided, however, that whenever shares are disqualified by the General Corporation Law from voting on any matter, they shall not be considered outstanding for the determination of a quorum at any meeting to act on that matter under any other provision of the General Corporation Law or the Articles or these Bylaws.

                                 Loss of Quorum
                           [Corp. Code Section 602(b)]

(b) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment despite the withdrawal of enough shareholders to leave less than a quorum, if any action taken

(other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

                         Adjournment for Lack of Quorum
                           [Corp. Code Section 602(c)]

(c) In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in subparagraph (b) of this Paragraph 4.05.

                                 Effect of Vote
                        [Corp. Code Sections 112, 602(a)]

4.06. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law or the Articles, and except as provided in subparagraph (a) of Paragraph 4.05 of these Bylaws, provided, however, that whenever shares are disqualified by the General Corporation Law from voting on any matter, they shall not be considered outstanding for the determination of the required vote to approve action on that matter under any other provision of the General Corporation Law or the Articles or these Bylaws.

                              Election of Directors
                        [Corp. Code Section 708(c), (e)]

4.07. Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins. In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by the shares are elected. Votes against the director and votes withheld shall have no legal effect.

                  Votes Per Share--Voting of Fractional Shares
                     [Corp. Code Sections 112, 407, 700(a)]

4.08. Except as provided in Paragraph 4.09 and except as may otherwise be provided in the Articles, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided in the scrip or warrant, entitle the holder to exercise voting rights.

                             Voting Multiple Shares
                          [Corp. Code Section 700(b)]

4.09. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares being voted affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares the shareholder is entitled to vote.

                                Cumulative Voting
                         [Corp. Code Section 708(a)-(c)]

4.10. Every shareholder entitled to vote at any election of directors may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute them on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidate's or candidates' names have been placed in nomination before the voting and the shareholder has given notice at the meeting before the voting of the shareholder's intention to cumulate votes. If any one shareholder has given the notice, all shareholders may cumulate their votes for candidates in nomination.

              Voting of Shares by Fiduciaries, Minors, or Entities
                         [Corp. Code Sections 702704]

4.11. (a) The rights of the persons and entities specified in this section to vote shares are governed by the provisions of this Paragraph of the Bylaws.

                             Personal Representative
                           [Corp. Code Section 702(a)]

(b) Except as provided in subparagraph (i) of this Paragraph 4.11, shares held by an administrator, executor, guardian, conservator, or custodian may be voted by the holder either in person or by proxy, without a transfer of the shares into the holder's name.

                                     Trustee
                           [Corp. Code Section 702(a)]

(c) Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares so held without a transfer of them into the trustee's name.

                                    Receiver
                           [Corp. Code Section 702(b)]

(d) Shares standing in the name of a receiver may be voted by the receiver. Shares held by or under the control of a receiver may be voted by the receiver without the shares being transferred into the receiver's name if authority to vote them is contained in the court order appointing the receiver.

                                     Pledgee
                           [Corp. Code Section 702(c)]

(e) Subject to the provisions of Paragraph 4.12 of these Bylaws and except when otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote the shares until they have been transferred into the name of the pledgee, thereafter the pledgee shall be entitled to vote the shares so transferred.

                                      Minor
                           [Corp. Code Section 702(d)]

(t) Shares standing in the name of a minor may be voted and the corporation may treat all rights incident to the shares as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the minority, unless a guardian of the minor's property has been appointed and written notice of the appointment given to the corporation.

                                   Corporation
                           [Corp. Code Section 703(a)]

(g) Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxyholder as the bylaws of the other corporation may prescribe or, in the absence of a provision, as the board of directors of the other corporation may determine or, in the absence of a determination, by the board chairperson, president, or any vice-president of the other corporation, or by any other person authorized to do so by the board chairperson, president, or any vice-president of the other corporation. Shares that are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the foregoing provisions, unless the contrary is shown.

                                   Subsidiary
                           [Corp. Code Section 703(b)]

(h) Shares of the corporation owned by any subsidiary of the corporation shall not be entitled to vote on any matter.

                               Corporate Fiduciary
                          [Corp. Code Section 703(c)]

(i) Shares held by the corporation in a fiduciary capacity, and shares of the corporation held in a fiduciary capacity by its subsidiary, if any, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the corporation binding instructions as to how to vote the shares.

                     Shares in Names of Two or More Persons
                            [Corp. Code Section 704]

(j) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, [persons entitled to vote under a shareholder voting agreement,] or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship where it is so provided, their acts with respect to voting shall have the following effect:

(1) If only one votes, the act binds all.

(2) If more than one vote, the act of the majority so voting binds all.

(3) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately. If the instrument so fled or the registration of the shares shows that any tenancy is held in unequal interests, a majority or even split for the purpose of the above shall be a majority or even split in interest.

                                     Proxies
                            [Corp. Code Section 705]

4.12. (a) Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to the shares. Except as otherwise provided by written agreement between the parties, the recordholder of shares that a person holds as pledgee or otherwise as security or that belong to another must issue to the pledgor or to the owner of the shares, on demand and payment of necessary expenses, a proxy to vote or take other action on the shares.

                              Presumptive Validity
                           [Corp. Code Section 705(a)]

(b) Any proxy purporting to be executed in accordance with this Paragraph 4.12 shall be presumptively valid.

                                Duration of Proxy
                           [Corp. Code Section 705(b)]

(c) No proxy shall be valid after the expiration of 11 months from the date of the proxy unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it before the vote for which the proxy was issued, except as provided in subparagraphs (f) and (g) of this Paragraph 4.12. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

                          Death or Incapacity of Maker
                           [Corp. Code Section 705(c)]

(d) A proxy is not revoked by the death or incapacity of the maker, unless (except as provided in subparagraph (f) of this Paragraph 4.12), before the vote is counted, written notice of the death or incapacity is received by the corporation.

                               Revocation of Proxy
                    [Corp. Code Sections 212(b)(3), 705(b)]

(e) Revocation of a proxy is effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or as to any meeting by attendance at the meeting and voting in person by, the person executing the proxy.

                       Proxy Providing for Irrevocability
                           [Corp. Code Section 705(e)]

(f) A proxy that states that it is irrevocable is irrevocable for the period specified in the proxy (notwithstanding subparagraph (d) of this Paragraph 4.12) when it is held by any of the following or a nominee of any of the following:

(1) A pledgee.

(2) A person who has purchased or agreed to purchase or holds an option to purchase the shares or a person who has sold a portion of the person's shares in the corporation to the maker of the proxy.

(3) A creditor or creditors of the corporation or the shareholder who extended or continued credit to the corporation or the shareholder in consideration of the proxy if the proxy states that it was given in consideration of the extension or continuation of credit and the name of the person extending or continuing credit.

(4) A person who has contracted to perform services as an employee of the corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of the contract of employment, the name of the employee, and the period of employment contracted for.

(5) A beneficiary of a trust with regard to shares held by the trust. In addition, a proxy may be made irrevocable (notwithstanding subparagraph (d) of this Paragraph 4.12) if it is given to secure the performance of a duty or to protect a title, either legal or equitable, until the happening of events that, by its terms, discharge the obligations secured by it.

                       When Irrevocable Proxy Is Revocable
                        [Corp. Code Section 705(e), (1)]

(g) Notwithstanding the period of irrevocability specified in the proxy as provided in subparagraph (f) of this Paragraph 4.12, the proxy becomes revocable when the pledge is redeemed, the option or agreement to purchase is terminated, or the seller no longer owns any shares of the corporation or dies, the debt of the corporation or the shareholder is paid, the period of employment provided for in the contract of employment has terminated or the person ceases to be a beneficiary of the trust.

A proxy may be revoked, notwithstanding a provision making it irrevocable, by a transferee of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appears on the certificate representing the shares.

                        Form of Proxy or Written Consent
                            [Corp. Code Section 604]

(h) Any form of proxy or written consent (see Paragraph 4.16 of these Bylaws) distributed to 10 or more shareholders must, if the outstanding shares are held of record by 100 or more persons as determined under Section 605 of the California Corporations Code, afford an opportunity on the proxy or form of written consent to specify a choice between approval and disapproval of each matter or group of related matters intended to be acted on at the meeting for which the proxy is solicited or by the written consent, other than elections to office, and must provide, subject to reasonable specified conditions, that where the person solicited specifies a choice with regard to any matter the shares will be voted in accordance with the specification.

In any election of directors, any form of proxy in which the directors to be voted on are named in the proxy as candidates and that is marked by a shareholder "withhold" or otherwise marked in a manner indicating that the authority to vote for the election of directors is withheld shall not be voted either for or against the election of a director.

Failure to comply with this subparagraph (h) does not invalidate any corporate action taken, but may be the basis for challenging any proxy at a meeting and any shareholder may sue in the superior court to compel compliance with the proxy instructions.

            Directors' Determination of Execution and Use of Proxies
                         [Corp. Code Section 212(b)(3)]

(i) The Board of Directors may, in advance of any annual or special meeting of the shareholders, prescribe additional regulations concerning the manner of execution and fling of proxies and the validation of the same, which are intended to be voted at any meeting.

                           Voting Agreement and Trust
                            [Corp. Code Section 706]

                                  Voting Trust
                           [Corp. Code Section 706(b)]

(a) Shares may be transferred by written agreement to trustees in order to confer on them the right to vote and otherwise represent the shares for the period of time, not exceeding 10 years, as may be specified in the agreement. At any time within two years before the time of expiration of any voting trust agreement as originally fixed or as last extended as provided in this paragraph, one or more beneficiaries under the voting trust agreement may, by written agreement and with the written consent of the voting trustee or trustees, extend the duration of the voting trust agreement with regard to their shares for an additional period not exceeding 10 years from the expiration date of the trust as originally fixed or as last extended as provided in this paragraph. A duplicate of the voting trust agreement and any extension of the agreement must be filed with the Secretary of the corporation and must be open to inspection by a shareholder, a holder of a voting trust certificate, or the agent of either, on the same terms as the record of shareholders of the corporation is open to inspection.

                               Elect of Paragraph
                           [Corp. Code Section 706(d)]

(b) This section of the Bylaws is not intended to invalidate any voting or other agreement among shareholders or any irrevocable proxy meeting the requirements of subparagraph (f) of Paragraph 4.12 of these Bylaws.

                 Inspectors of Election [Corp. Code Section 707]

                                   Appointment
                           [Corp. Code Section 707(a)]

4.14 (a) In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment of the meeting. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairperson of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy must, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting.

                                     Number
                           [Corp. Code Section 707(a)]

(b) The number of inspectors shall be either one or three. If the inspector or inspectors are appointed at a meeting on the request of one or more shareholders' or proxies, the majority of shares represented in person or by proxy will determine whether one or three inspectors are to be appointed.

                                     Duties
                        [Corp. Code Section 707(b), (c)]

(c) The inspector or inspectors of election shall

(1) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies.

(2)    Receive votes, ballots, or consents.

(3) Hear and determine all challenges and questions in any way arising in connection with the right to vote.

(4)    Count and tabulate all votes or consents.

(5)    Determine when the polls shall close.

(6)    Determine the result of the election.

(7) Do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

(8) Perform his, her, or their duties impartially, in good faith, to the best of his, her, or their ability and as expeditiously as is practical.

                          Decision, Act, or Certificate
                           [Corp. Code Section 707(c)]

(d) If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

                               Conduct of Meetings
                         [Corp. Code Section 212(b)(2)]

4.15. Al every meeting of the shareholders, the President of the corporation, or in the absence of the President a chairperson chosen by a majority in interest of the shareholders of the corporation present in person or by proxy and entitled to vote, shall act as chairperson. The Secretary of the corporation, or in the Secretary's absence an Assistant Secretary, if any, shall act as Secretary of all meetings of the shareholders. The chairperson may appoint another person to act as secretary for any shareholders' meeting only in the absence of the Secretary and all Assistant Secretaries.

                            Action Without a Meeting
                            [Corp. Code Section 603]

                                 When Authorized
                        [Corp. Code Section 603(a), (d)]

4.16. (a) unless otherwise provided in the Articles, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting where all shares entitled to vote on the matter were present and voted, provided, however, that directors may not be elected by written consent except by the unanimous written consent of all shares entitled to vote for the election of directors.

                         Notice of Shareholder Approval
                          [Corp. Code Section 603(b)]

(b) Unless the consents of all shareholders entitled to vote have been solicited in writing, notice to those shareholders entitled to vote who have not consented in writing must be given as follows: (1) Notice of any shareholder approval pursuant to California Corporations Code Section 310 (relating to contract or transaction between corporation and its director or legal entity in which one or more of its directors has a material financial interest (see Paragraph 2.23 of these Bylaws)), Section 317 (relating to indemnification by corporation of its director, officer, employee, or agent arising out of court, administrative, or investigative proceeding (see paragraphs 2.25-2.32 of these Bylaws)), Section 1201 (relating to reorganizations), or Section 2007 (relating to plan of distribution on dissolution), without a meeting by less than unanimous written consent must be given at least 10 days before the consummation of the action authorized by the approval; and (2) Prompt notice must be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent.

Subparagraph (b) of Paragraph 4.03 of these Bylaws, relating to the method of giving notice, applies to the notice provided by this section.

                              Revocation or Consent
                          [Corp. Code Section 603(c)]

(c) Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxyholders, may revoke the consent by a writing received by the corporation before the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so after the consents have been filed. The revocation is effective on its receipt by the Secretary of the corporation.

                                    ARTICLE V

                                    OFFICERS

                                Number and Titles
                     [Corp. Code Sections 212(b)(6), 312(a)]

5.01. The officers of the corporation shall be both a Board Chairperson and a President, a Secretary, and a Chief Financial Officer who may also be called Treasurer. The corporation may also have, at the discretion of the Board, any other officers that may be appointed in accordance with the provisions of Paragraph 5.03 of this Article. One person may hold two or more offices. In its discretion, the Board of Directors may leave unfilled, for any period it may fix, any office except the offices of President, Secretary, and Chief Financial Officer. [See Section 4.238 for comment and alternative provisions.]

                                   Appointment
                     [Corp. Code Sections 212(b)(6), 312(b)]

5.02. The officers of the corporation, except those officers appointed in accordance with the provisions of Paragraphs 5.03 or 5.05 of this Article, shall be chosen annually by the Board, Each officer shall serve at the pleasure of the Board, subject to any rights that he or she has under any employment contract with the corporation, and shall hold office until the appointment of his or her successor, or until his or her resignation, removal from office pursuant to Paragraph 5.04, or other disqualification.

                                 Other Officers
                     [Corp. Code Sections 212(b)(6), 312(a)]

5.03. The Board may appoint any officers necessary to enable the corporation to sign instruments and share certificates, including Vice-Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Each officer shall hold office for the period, have the authority, and perform duties that the Board may, by resolution, from time to time determine.

                             Removal and Resignation
                     [Corp. Code Sections 212(b)(6), 312(b)]

5.04. Any officer may be removed, either with or without cause, subject to any rights of the officer under any employment contract with the corporation, by the vote of the Board at any regular or special meeting of the Board, or by the unanimous written consent of the directors then in office without a meeting. Any officer may resign at any time without prejudice to any rights of the corporation under any contract to which the officer is a party by giving written notice to the Board Chairperson, if there is an officer, or to the President, or to the Secretary of the corporation. Any resignation shall take effect on the date the notice is received unless a later effective date is specified, in which case the resignation is effective on the specified date. Unless otherwise specified in the notice, acceptance of the resignation by the Board shall not be necessary to make it effective.

                                    Vacancies
                     [Corp. Code Sections 212(b)(6), 312(a)]

5.05. If the office of Board Chairperson, President, Secretary, or Chief Financial Officer becomes vacant by reason of death, resignation, removal, or otherwise, the Board shall fill it by appointing a successor officer [who shall hold the office for the unexpired term]. If any other office becomes vacant, the Board may, in its discretion, leave it unfilled for any period that it may fix or it may appoint a successor officer to fill the vacancy.

                                Board Chairperson
                 [Corp. Code Sections 212(b)(6), 312(a), 416(a)]

5.06. The Board Chairperson, if there is an officer, shall, if present, preside at all meetings of the Board and exercise and perform any other powers and duties that are assigned to him or her by the Board or prescribed by law or by these Bylaws. When so directed by the Board, the Chairperson shall, with the Secretary or an Assistant Secretary, if any, or the Chief Financial Officer or Assistant Treasurer, if any, sign share certificates. Signatures on the certificates may be facsimile.

                                    President
                     [Corp. Code Sections 212(b)(6), 312(a)]

5,07. Subject to the supervisory powers, if any, that may be given by the Board to the Board Chairperson, if there is an officer, the President shall be the chief executive officer of the corporation and, except as otherwise provided in these Bylaws, shall have: (1) general supervision, direction, and control of the business and officers of the corporation; (2) the general powers and duties of management usually vested in the office of President of a corporation; and (3) any other powers and duties prescribed by the Board or by these Bylaws. Within this authority and in the course of his or her duties, the President shall:

                                    Meetings

(a) Preside at all meetings of the shareholders, preside at Board Meetings in the absence of the Board Chairperson, or if there is none, at all meetings of the Board, and be ex officio a member of all Board committees.

                               Share Certificates
                           [Corp. Code Section 416(a)]

(b) Except when otherwise directed by the Board, sign, with the Secretary or an Assistant Secretary, if any, or the Chief Financial Officer or Assistant Treasurer, if any, all share certificates of the corporation. Signatures on the certificates may be facsimile.

                                   Instruments

(c) Sign corporate instruments on behalf of the corporation as provided in Paragraph 6.02 of Article VI of these Bylaws.

                             Hire and Fire Employees

(d) Subject to direction from the Board, appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents and employees of the corporation other than the officers. These functions may, however, be delegated by the President, or the Board, to specified persons in the various levels of management.

                       Voting Shares of Other Corporations
                           [Corp. Code Section 703(a)]

(e) Unless otherwise directed by the Board and subject to its control, attend in person and, unless prohibited by law, act and vote, on behalf of this corporation, at all meetings of the shareholders of any corporation in which this corporation holds shares.

                                    Secretary
                     [Corp. Code Sections 212(b)(6), 312(a)]

5.08. The Secretary shall

                                      Seal
                           [Corp. Code Section 207(a)]

(a) Have custody of the corporate seal and shall affix it in appropriate cases to all corporate instruments.

                        Records, Reports, and Statements

(b) Have custody of the records of the corporation and ensure that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed.

                                     Notices

(c) Ensure that all notices are given in accordance with the provisions of these Bylaws or as required by law. In case of the Secretary's absence, disability, or neglect or refusal to act, notice may be given and served or caused to be served by an Assistant Secretary, if any, by the President or a Vice-President of the corporation, or by the Board of Directors.

                                     Minutes

(d) Act as Secretary at all meetings of shareholders and of the Board and record, or cause to be recorded, in the minute book all actions taken all those meetings. In case of the Secretary's absence, disability, neglect of duties, or refusal to act, this duty may be performed by an Assistant Secretary, if any, or any other person appointed by the person presiding at the meeting.

                                   Minute Book
                            [Corp. Code Section 1500]

(e) Keep a written book of minutes, at the corporation's principal executive office or other place designated by the Board, of all proceedings of the corporation's shareholders, Board, and Board committees, including: the time and place of meeting; whether the meeting was regular or special; the authorization for any special meeting; the type of notice given, the names of the persons attending Board and committee meetings; the number of shares present or represented at shareholder meetings; and the proceedings of the meeting.

                            Articles of Incorporation
                          [see Corp. Code Section 209]

(f) Keep the original or a copy of the Articles of Incorporation, certified by the Secretary of State, with all amendments in the minute book.

                                     Bylaws
                            [Corp. Code Section 213]

(g) Keep at the corporation's principal executive office [or, if its principal executive office is not in California: its principal business office in California] the original or a copy of these Bylaws to date, that shall be open to inspection by the shareholders at all reasonable times during office hours,

                             Record of Shareholders
                            [Corp. Code Section 1500]

(h) Keep at the corporation's principal executive office or at the office of its transfer agent or registrar in California a record of the corporation's shareholders, showing the names and addresses of all shareholders and the number and class of shares held by each.

                                 Certify Records
                            [Corp. Code Section 314]

(i) When requested to do so by the Board, any director individually, a Board Committee, or the President or other officer of this corporation, or when so required by law, certify as a true copy a copy of the Bylaws of the corporation, or of the minutes of any meeting of the incorporators, shareholders, directors, Board committee, or other, or of any resolution adopted by the Board, a Board committee, or the shareholders. This duty may be performed by any Assistant Secretary of the corporation.

                               Share Certificates
                           [Corp. Code Section 416(a)]

(j) Sign, with the Board Chairperson or the Vice Chairperson, if any, or the President or a Vice-President, all share certificates of the corporation. In lieu of signing by the Secretary, the certificates may be signed by an Assistant Secretary, if any, or by the Chief Financial Officer or Assistant Treasurer, if any, of the corporation. Signatures on the certificates may be facsimile.

                         Exhibit Record of Shareholders
                     [Corp. Code Section 1600(a), (c), (d)]

(k) Make the record of shareholders available during usual business hours for inspection and copying

(1) To any shareholder or shareholders who hold at least 5 percent in the aggregate of the outstanding voting shares of a corporation, or who hold at least 1 percent of those voting shares and who have filed a Schedule 14A with the United States Securities and Exchange Commission [or, if the corporation is a bank whose deposits are insured under the Federal Deposit Insurance Act: a Form F-6 with the appropriate federal bank regulatory agency] relating to the election of directors of the corporation, on five business days' prior written demand on the corporation; and

(2) To any shareholder or holder of a voting trust certificate on written demand on the corporation for a purpose reasonably related to that holder's interests as a shareholder or holder of a voting trust certificate.

Any inspection and copying under this paragraph may be made in person or by agent or attorney.

                         Exhibit Minutes to Shareholder
                            [Corp. Code Section 1601]

(l) On the written demand on the corporation of any shareholder or holder of a voting trust certificate, make available for inspection at any reasonable time during usual business hours to that shareholder or holder of the voting trust certificate for a purpose reasonably related to that holder's interests as a shareholder or as the holder of that voting trust certificate, or to his or her agent or attorney, the minutes of any proceedings of the shareholders, the Board, or Board committee, or any accounting books and records in the Secretary's custody, This right of inspection includes the right to copy and make extracts.

                           Exhibit Records to Director
                            [Corp. Code Section 1602]

(m) Make available at any reasonable time to any director who requests, or to his or her agent or attorney, for inspection all books, records, and documents of every kind of the corporation that the Secretary is charged by these Bylaws with maintaining or keeping or that are in the Secretary's custody. This right of inspection includes the right to copy and make extracts.

                                  Other Duties

(n) Perform any and all other functions and duties that may be specified in other sections of these Bylaws and any other duties that may from time to time be assigned by the Board.

                              Absence of Secretary

(o) In case of the Secretary's absence, disability, neglect of duties, or refusal to act, the Assistant Secretary, or if there is none, the Chief Financial Officer acting as

Assistant Secretary may perform all of the functions and duties of the Secretary. In case of the absence, disability, neglect of duties, or refusal to act, of the Assistant Secretary or Chief Financial Officer, as the case may be, as well as of the Secretary, then any person authorized by the President, Vice-President, or Board of Directors shall perform the functions and duties of the Secretary,

                               Assistant Secretary
                     [Corp. Code Sections 212(b)(6), 312(a)]

5.09. If the Board appoints one or more Assistant Secretaries, then, at the request of the Secretary or in case of the Secretary's absence or disability, the Assistant Secretary, or, if there is more than one, the Assistant Secretary designated by the Secretary, shall perform all the duties of the Secretary, and shall for this purpose act within the Secretary's scope of authority. The Assistant Secretary or Assistant Secretaries shall also perform any other duties that from time to time may be assigned to them by the Board or by the Secretary.

                             Chief Financial Officer
                     [Corp. Code Sections 212(b)(6), 312(a)]

5.10. The Chief Financial Officer shall

                           Funds--Custody and Deposit

(a) Have charge and custody of, and be responsible for, all funds and securities of the corporation, and deposit all funds in the name of the corporation in the banks, trust companies, or other depositaries selected by the Board,

                                 Funds--Receipt

(b) Receive, and give receipt for, moneys due and payable to the corporation from any source whatever.

                               Funds--Disbursement

(c) Disburse or cause to be disbursed, the funds of the corporation as may be directed by the Board, taking proper vouchers for those disbursements.

                                Maintain Accounts
                           [Corp. Code Section 1500]

(d) Keep and maintain adequate and correct books and records of account either in written form or in any other form capable of being converted into written form.

                       Reports to President and Directors

(e) Render to the President and directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation.

                        Financial Reports to Shareholders
                  [Corp. Code Sections 114, 1501(a), (c), (d)]

(f) Take the following actions with respect to financial reports:

(1) Prepare, or cause to be prepared, the balance sheet, income statement, and statement of changes in the corporation's financial position for the fiscal year to be included in the annual report to shareholders, and either ensure that the statements are accompanied by a report on them of independent accountants or, if there is no accountant's report, certify that the statements were prepared without audit from the books and records of the corporation.

(2) On the written request of any shareholder or shareholders holding at least 5 percent of the outstanding shares of any class, prepare, or cause to be prepared, and deliver or mail to the person making the request within 30 days after the request an income statement of the corporation for the three-month, six-month, or nine-month period of the current fiscal year ended more than 30 days before the date of the request and a balance sheet of the corporation as of the end of that period and, if no annual report for the last fiscal year was sent to shareholders, the statements required by clause (1) of this paragraph.

(3) Keep on file in the corporation's principal office for a period of 12 months a copy of the statements referred to in clause (2) of this paragraph and exhibit them at all reasonable times to any shareholder demanding an examination of them or mail a copy of them to that shareholder.

(4) Either cause the quarterly income statements and balance sheets referred to in clause (2) of this paragraph to be accompanied by the report on the statements prepared by independent accountants engaged by the corporation or, if there is no report, certify that the statements were prepared without audit from the books and records of the corporation.

(5) Prepare the financial statements, balance sheets, income statements, and statements of changes in financial position referred to in this paragraph (or have them prepared) by reasonably setting forth the assets and liabilities and the income and expense of the corporation, and disclosing the accounting basis used in their preparation.

                        Exhibit Accounts to Shareholders
                            [Corp. Code Section 1601]

(g) On the written demand on the corporation of any shareholder or holder of a voting trust certificate, exhibit for inspection at any reasonable time during usual business hours to that shareholder or holder of the voting trust certificate for a purpose reasonably related to that holder's interests as a shareholder or as the holder of the voting trust certificate, or to his or her agent or attorney any or all of the accounting books and records of the corporation. This right of inspection includes the right to copy and make extracts.

                          Exhibit Accounts to Directors
                            [Corp. Code Section 1602]

(h) Exhibit at any reasonable time to any director of the corporation who so requests, or to his or her agent or attorney, for inspection any and all books, records, and documents of every kind that the Chief Financial Officer is charged by these Bylaws with maintaining and/or keeping or that are in the Chief Financial Officer's custody. This right of inspection includes the right to copy and make extracts.

                               Share Certificates
                           [Corp, Code Section 416(a)]

(i) Sign, with the Board Chairperson or Vice Chairperson, if any, or the President or a Vice-President, all share certificates of the corporation. In lieu of signing by the Chief Financial Officer, those certificates may be signed by an Assistant Treasurer, if any, or by the Secretary or by an Assistant Secretary, if any, of the corporation. Signatures on the certificates may be facsimile.

                                      Bond

(j) If required by the Board or the President, give to the corporation a bond, with one or more sureties or a surety company, in a sum satisfactory to the Board, for the faithful performance of the duties as Chief Financial Officer and for the restoration to the corporation, in the event of the Chief Financial Officer's death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

                                  Other Duties

(k) Perform any and all other functions and duties required of the Chief Financial Officer that may be specified in other sections of these Bylaws and, in general, perform all the duties incident to the office of Chief Financial Officer and the other duties as from time to time may be assigned by the Board.

                       Absence of Chief Financial Officer

(l) in case of the Chief Financial Officer's absence, disability, refusal to act, or neglect of duties, the Assistant Treasurer, or if there is none, the Secretary acting as Assistant Treasurer may perform all of the functions and duties of the Chief Financial Officer. In case of the absence, disability, refusal to act, or neglect of duties, of the Assistant Treasurer or Secretary, as the case may be, as well as of the Chief Financial Officer, then any person authorized by the President or Vice-President or by the Board shall perform the functions and duties of the Chief Financial Officer.

                               Assistant Treasurer
                    [Corp. Code Sections 212(b)(6), 312(a)]

5.11. If the Board appoints one or more Assistant Treasurers they shall, if so required by the Board, each give a bond for the faithful discharge of his or her respective duties in the sum, and with the sureties, as the Board shall require. At the request of the Chief Financial Officer or in the case of the Chief Financial Officer's absence or disability, the Assistant Treasurer shall perform all the duties of the Chief Financial Officer and for these purposes shall act within the Chief Financial Officer's scope of authority. If there is more than one Assistant Treasurer, the Assistant Treasurer designated by the Chief Financial Officer, or, if there has been no designation, the Assistant Treasurer designated by the Board, shall perform these duties. The Assistant Treasurer or Assistant Treasurers shall also perform any other duties that may from time to time be assigned to them by the Board of Directors or by the Chief Financial Officer.

                                  Compensation
                         [Corp. Code Section 212(b)(6)]

5.12. The officers of the corporation shall receive the salaries and other compensation that are fixed from time to time by the Board, and no officer shall be prevented from receiving that salary and compensation by reason of the fact that he or she is also a director of the corporation.

                                   ARTICLE VI

EXECUTION OF INSTRUMENTS AND DEPOSIT OF FUNDS

                                   Limitations
                          [see Corp. Code Section 313]

6.01. Except as otherwise provided in these Bylaws, the Board may, by duly adopted resolution, authorize any officer or agent of the corporation to enter into any contract, or to execute and deliver any instrument, in the name of and on behalf of this corporation. Authorization may be general or may be confined to specified instances. Unless expressly authorized, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or in any amount,

                       Execution of Instruments and Papers
                      [see Corp. Code Sections 313, 416(a)]

6.02. Unless otherwise expressly required by the Board or by law, deeds and other conveyances, promissory notes, deeds of trust, mortgages, and other evidences of indebtedness of the corporation, and share certificates shall be executed, signed, or endorsed by the Board Chairperson, if any, or by the President and by the Chief Financial Officer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the corporation. Signatures on share certificates only may be facsimile.

                                Signing of Checks

6.03. All checks, drafts, or other orders for the payment of money issued in the name of the corporation shall be signed by the person or persons and in the manner determined from time to time by resolution of the Board.

                         Deposit and Withdrawal of Funds

6.04. (a) All funds of the corporation, including all checks, drafts, or other orders for the payment of money payable to the corporation, shall be deposited by the Chief Financial Officer from time to time to the credit of the corporation with any banks, trust companies, or other depositaries that the Board may select or that may be selected by any Board committee, officer, or agent of the corporation to whom that power may be delegated from time to time by the Board. All checks, drafts, or other orders for the payment of money requiring endorsement by the corporation before deposit shall be endorsed "for deposit only" by hand-stamped impression in the name of the corporation.

(b) The withdrawal of funds from any accounts may be made only by check signed as provided in Paragraph 6.03 of this Article.

                                   ARTICLE VII

                    ISSUANCE OF SHARES AND SHARE CERTIFICATES

                               Authority to Issue
                      [Corp. Code Sections 207(d), 400(a)]

7.01. (a) The corporation may issue one or more classes or series of shares or both, with full, limited, or no voting rights and with any other rights, preferences, privileges, and restrictions that are stated or authorized in its Articles of Incorporation. No denial of limitation of voting rights shall, however, be effective unless at the time one or more classes or series of outstanding shares or debt securities, singly or in the aggregate, are entitled to full voting rights. No denial or limitation of dividend or liquidation rights shall be effective unless at the time one or more classes or series of outstanding shares, singly or in the aggregate, are entitled to unlimited dividend and liquidation rights.

                               Equality of Rights
                           [Corp. Code Section 400(b)]

(b) All shares of any one class shall have the same voting, conversion, and redemption rights and other rights, preferences, privileges, and restrictions, unless the class is divided into series. If a class is divided into series, all the shares of any one series shall have the same voting, conversion, and redemption rights and other rights, preferences, privileges, and restrictions.

                                  Consideration
                    [Corp. Code Section 409(a)(1), (b), (c)]

(c) Shares may be issued for any consideration that is determined from time to time by the Board consisting of any or all of the following:

(1)    Money paid;

(2)    Labor done;

(3) Services actually rendered to the corporation or for its benefit or in its formation or reorganization;

(4)    Debts or securities canceled;

(5) Tangible or intangible property actually received either by this corporation or by any wholly owned subsidiary of this corporation.

(6)    Any other consideration allowed by law.

Neither promissory notes of the purchaser (unless adequately secured by collateral other than the shares acquired or unless permitted by Paragraph 7.06 of this Article) nor future services shall constitute payment or part payment of shares of the corporation.

When shares are issued for any consideration other than money, the Board must state by resolution its determination of the fair value of the consideration to the corporation in monetary terms.

In the absence of fraud in the transaction, the judgment of the directors as to the value of the consideration for shares shall be conclusive.

                   Share Dividend; Reclassification of Shares
                         [Corp. Code Section 409(a)(2)]

(d) Shares may also be issued as a share dividend or on a stock split, reverse stock split, reclassification of outstanding shares into shares of another class, conversion of outstanding shares into shares of another class, exchange of outstanding shares for shares of another class, or other change affecting outstanding shares.

                    Compliance With Corporate Securities Law

(e) The corporation shall not offer to sell or sell any security issued by it, whether or not through underwriters, until the offer or sale has been qualified by the California Commissioner of Corporations as required by the Corporate Securities Law and the rules and regulations of the Commissioner, unless the security or transaction is exempted from the qualification and the applicable statutes and rules and regulations have been complied with.

                               Payment for Shares
                            [Corp. Code Section 410]

(f) Every subscriber to shares and every person to whom shares are originally issued is liable to the corporation for the full consideration agreed to be paid for the shares. The full agreed consideration shall be paid prior to or concurrently with the issuance of the shares, unless the shares are issued as partly paid pursuant to Paragraph 7.03 of this Article, in which case the consideration shall be paid in accordance with the agreement of subscription or purchase.

                           Shares as Deemed Fully Paid
                           [Corp, Code Section 409(b)]

(g) Except as provided in paragraph 7.03 of this Article, shares issued as provided in subparagraphs (e) and (d) of this Paragraph or Paragraph 7.06 of this Article shall be declared and taken to be fully paid stock and not liable to any further call, nor shall the holder of the shares be liable for any further payments under the provisions of the General Corporation Law.

                                Fractional Shares
                            [Corp. Code Section 407]

                               Authority to Issue

7.02. (a) The corporation may, if the Board so determines, issue fractions of a share originally or on transfer.

                                Failure to Issue

(b) If the corporation does not issue fractions of a share, it shall, in connection with any original issuance of shares,

(1) Arrange for the disposition of fractional interests by those entitled to them;

(2) Pay in cash the fair value of fractions of a share as of the time when those entitled to receive the fractions are determined (provided, however, that the corporation may not pay cash for fractional shares if that action would result in the cancellation of more than 10 percent of the outstanding shares of any class); or

(3) Issue scrip or warrants in registered form, as certificated or uncertificated securities, or in bearer form as certificated securities, that shall entitle the holder to receive a certificate for a full share on the surrender of the scrip or warrants aggregating a full share. Scrip or warrants shall not, however, unless they provide otherwise, entitle the holder to exercise voting rights, to receive dividends on them, or to participate in any of the assets of the corporation in the event of liquidation.

                               Partly Paid Shares
                     [Corp. Code Sections 409(d), 410, 413]

7.03. The corporation may, if the Board so determines, issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid for them. If shares are so issued, the corporation shall, on the declaration of any dividend on fully paid shares, declare a dividend on partly paid shares of the same class, but only on the basis of the percentage of the consideration actually paid on them.

A subscriber to partly paid shares is liable to the corporation as provided in Paragraph 7.01 (f) of this Article, but a person holding shares as a pledgee, executor, administrator, guardian, conservator, trustee, receiver, or in any representative or fiduciary capacity is not personally liable for any unpaid balance, although the estate and funds in the hands of the fiduciary or representative are liable for any unpaid balance of the subscription price and the shares are subject to sale for the unpaid balance.

                                     Options
                            [Corp. Code Section 404]

7.04. Either in connection with the issue, subscription, or sale of any of its shares, bonds, debentures, notes, or other securities, or independently of the foregoing, the corporation may, if so determined by the Board, grant options to purchase or subscribe for shares of any class or series on any terms and conditions that the Board may deer t expedient. Option rights may be transferable or nontransferable and separable or inseparable from other securities of the corporation, as determined by the Board.

                              No Preemptive Rights
                            [Corp. Code Section 406]

7.05. Unless the Articles provide otherwise, the Board may issue shares, options, or securities having conversion or option rights without first offering them to shareholders of any class.

                                 Employee Plans

                               Authority to Adopt
                      [Corp. Code Sections 207(f), 408(a)]

7.06. (a) The corporation may, as determined by the Board, adopt and carry out a stock purchase plan or agreement, or stock option plan or agreement providing for the issue and sale for any consideration that may be fixed of its unissued shares or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of any subsidiary or parent of the corporation or to a trustee on their behalf and for the payment of those shares in installments or at one time, and may provide for aiding those persons in paying for those shares by compensation for services rendered, promissory notes, or otherwise.

                               Includable Features
                           [Corp. Code Section 408(b)]

(h) The plan or agreement may include, among other features, as determined by the Board, the fixing of eligibility for participating in it; the class and price of shares to be issued or sold under the plan or agreement; the number of shares that may be subscribed for; the method of payment for the shares; the reservation of title until full payment has been made; the effect of the termination of employment; an option or obligation on the part of the corporation to repurchase the shares on termination of employment, subject to California Corporations Code Sections 500-511; restrictions on transfer of the shares; and the time limits of and termination of the plan.

                    Shareholder's Right to Share Certificate
                           [Corp. Code Section 416(a)]

7.07. (a) Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Board, if any, or the President or a Vice-President and by the Chief Financial Officer or an Assistant Treasurer, or the Secretary or any Assistant Secretary of the corporation, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be an officer, transfer agent, or registrar before that certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

                                Fractional Shares
                            [Corp. Code Section 407]

(b) If the corporation issues fractions of a share originally or on transfer, it shall issue certificates for those shares as provided in subparagraph (a) of this section. A certificate for a fractional share shall entitle the holder to exercise voting rights, to receive dividends on the shams, and to participate in any of the assets of the corporation in the event of liquidation.

                               Partly Paid Shares
                           [Corp. Code Section 409(d)]

(c) If the corporation issues partly paid shares, it shall issue certificates for those shares as provided in subparagraph (a) of this section.

                             Contents of Certificate
               [Corp. Code Sections 409(d), 417, 418(a), (c), (d)]

7.08 (a) The certificates shall contain the matter specified in Paragraph 7.07(a) of this Article. In addition, if the shares of the corporation are classified or if any class of shares has two or more series, there shall appear on the certificate one of the following:

(1) A statement of the rights, preferences, privileges, and restrictions granted to or imposed on each class or series of shares authorized to be issued and on the holders of the shares.

(2) A summary of the rights, preferences, privileges, and restrictions with reference to the provisions of the Articles of Incorporation and any certificates of determination establishing those rights and restrictions.

(3) A statement setting forth the office or agency of the corporation from which shareholders may obtain, on request and without charge, a copy of the statement referred to in clause (1) of this paragraph.

(b) There shall also appear on the certificate (unless stated or summarized under clause (1) or clause (2) of subparagraph (a) of this section the statements required by all of the following clauses to the extent applicable:

(1) The fact that the shares are subject to restrictions on transfer.

(2) If the shares are assessable or are not fully paid, a statement that they are assessable or a statement of the total amount of consideration to be paid and the amount paid, as required by Corporations Code Section 409(d).

(3) The fact that the shares are subject to a voting agreement under California Corporations Code Section 706(a) or an irrevocable proxy under California Corporations Code Section 705(e) or restrictions on voting rights contractually imposed by the corporation.

(4) The fact that the shares are redeemable.

(5) The fact that the shares are convertible and the period for conversion.

                            Exchange of Certificates
                      On Amendment of Articles or Otherwise
                           [Corp. Code Section 422(a)]

7.09. (a) If the Articles are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason, in the discretion of the Board of Directors, to cancel any outstanding certificate for shares and issue a new certificate for the shares conforming to the rights of the holder, the Board may order any holders of outstanding certificates for shares to surrender and exchange them for new certificates within a reasonable tune to be fixed by the Board.

                                Contents of Order
                           [Corp. Code Section 422(b)]

(b) The order may provide that a holder of any certificates so ordered to be surrendered is not entitled to vote or to receive dividends or exercise any of the other rights of shareholders until the holder has complied with the order, but the order operates to suspend those rights only after notice and until compliance. The duty of surrender of any outstanding certificates may also be enforced by the corporation by civil action.

                     Lost, Stolen, or Destroyed Certificate;
                           Issuance of New Certificate
                           [Corp. Code Section 419(a)]

7.10. (a) The corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate previously issued by it, that is alleged to have been lost, stolen, or destroyed. The corporation may require the owner of the lost, stolen, or destroyed certificate, or the owner's legal representative, to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, or destruction of any certificate or the issuance of a new certificate.

                         Purchase by Protected Purchaser
                               [Com. Code 8405(b)]

(b) If after a new security has been issued for a lost, destroyed, or stolen security, a protected purchaser of the original security presents it for registration or transfer, the corporation must register the transfer unless registration would result in overissue, in which event the corporation's liability is that set forth in the last paragraph of Paragraph 8.03 of Article VIII of these Bylaws. In addition to any rights on the indemnity bond, the corporation may recover the new security from the person to whom it was issued or any person taking under him or her except a protected purchaser.

                   Alternative System in Lieu of Certificates
                          [Corp. Code Section 416(b)]

7.11. Notwithstanding the provisions of subparagraph (a), Paragraph 7.08, of this Article VII, the corporation may adopt a system of issuance, recordation, and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for the required statements on the certificates under subparagraphs
(a) and (b) of Paragraph 7.09 of this Article VII, which system has been approved by the United States Securities and Exchange Commission, or that is authorized in any statute of the United States, or is in accordance with Division 8 of the California Commercial Code.

                                  ARTICLE VIII

                               TRANSFER OF SHARES

                               Duty of Corporation
                            [Com. Code Section 8401]

8.01. When a security in registered form is presented to the corporation with a request to register transfer, the corporation is under a duty to register the transfer as required if

(a) Under the terms of the security, the person seeking registration of transfer is eligible to have the security registered in its name;

(b) The security is endorsed by the appropriate person, or by an agent who has actual authority to act for the appropriate person;

(c) Reasonable assurance is given that those endorsements are genuine and effective;

(d) Any applicable law relating to the collection of taxes has been complied with;

(e) The transfer does not violate any restriction on transfer imposed by the corporation;

(f) A demand that the corporation not register the transfer is not in effect, or the corporation has discharged its notification obligations under Commercial Code Section 8403(b) and no legal process or indemnity bond is obtained by the person demanding that the transfer not be registered; and

(g) The transfer is in fact rightful, or is to a protected purchaser.

                           Nonliability of Corporation

                            Registration of Transfer
                           [Com. Code Section 8404(2)]

8.02. (a) Except as otherwise provided in any law relating to the collection of taxes, the corporation is not liable to the owner or any other person suffering loss as a result of the registration of a transfer of a security if

(1) Registration was made pursuant to an effective endorsement;

(2) The corporation received no demand that the corporation not register the transfer, such a demand was received but did not take effect, or the corporation complied with its notification obligations under Commercial Code
Section 8403(b);

(3) The corporation registered the transfer before receipt of, and reasonable opportunity to act on, legal process enjoining the corporation from registering the transfer; and

(4) The corporation was not acting in collusion with the wrongdoer.

      Failure to Notify Corporation of Lost, Destroyed, or Stolen Security
                            [Com. Code Section 8406]

(b) If a security has been lost, apparently destroyed, or wrongfully taken and the owner fails to notify the corporation of that fact within a reasonable time after he or she has notice of it and the corporation registers a transfer of the security before receiving the notification, the owner is precluded from asserting against the corporation any claim for registering the transfer or any claim to a new security.

                            Liability of Corporation
                     [Com. Code Sections 8104, 8210, 8405)

8.03. If the corporation has registered a transfer of a security to a person not entitled to it, the corporation on demand must deliver a like security to the true owner unless

(a) The registration was pursuant to subparagraph (a) of Paragraph 8.02 of this
Article VIII;

(b) The owner is precluded from asserting any claim for registering the transfer as provided in subparagraph (c) of Paragraph 8.02 of this Article VIII; or

(c) The delivery would result in overissue. In this last case, if an identical security that does not constitute an overissue is reasonably available for purchase, the person entitled to the issue may compel the corporation to purchase and deliver it to him or her against surrender of the security, if any, that he or she holds; or if the security is not reasonably available for purchase, the person entitled to the issue may recover from the corporation the purchase price the person or the last purchaser for value paid for it with interest from the date of demand.

                   Liability on Transfer of Partly Paid Shares

                              Good Faith Purchaser
                            [Corp. Code Section 411]

8.04. (a) A transferee of shares for which the full agreed consideration has not been paid to the corporation, who acquired them in good faith, without knowledge that they were not paid in full or to the extent stated on the certificate representing them, is liable only for the amount shown by the certificate to be unpaid on the shares represented by the certificate, until the transferee transfers the shares to one who becomes liable for the amount. The liability of any holder of the shares who derives title through a transferee and who is not a party to any fraud affecting the issue of the shares is the same as that of the transferee through whom title was derived.

                             Purchase With Knowledge
                            [Corp. Code Section 412]

(b) Every transferee of partly paid shares who acquired them under a certificate showing the fact of part payment, and every transferee of the shares (other than a transferee who derives title through a holder in good faith without knowledge and who is not a party to any fraud affecting the issue of the shares) who acquired them with actual knowledge that the full agreed consideration had not been paid to the extent stated on the certificate for the shares, is personally liable to the corporation for installments of the amount unpaid becoming due until the shares are transferred to one who becomes liable for the unpaid amount.

                                   Transferor
                         [Corp. Code Sections 411, 412]

(c) In either case mentioned in subparagraph (a) or (b) of this Paragraph 8.04, the transferor shall remain personally liable for the unpaid consideration if so provided in the certificate or agreed on in writing.

                                   ARTICLE IX

                      CORPORATE RECORDS, REPORTS, AND SEAL

                               Minutes of Meetings
                            [Corp. Code Section 1500]

9.01. The corporation shall keep minutes in written form of the proceedings of its shareholders, Board, and Board committees.

                          Books and Records of Account
                            [Corp. Code Section 1500]

9.02. The corporation shall keep adequate and correct books and records of account either in written form or in any other form capable of being converted into written form.

                             Record of Shareholders
                            [Corp. Code Section 1500]

9.03. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders; giving the names and addresses of all shareholders and the number and class of shares held by each.

The record must be kept either in written form or in any other form capable of being converted into written form.

            Shareholders' Right to Inspect Record of Shareholders by
           Written Demand of Holders of Specified Percentage of Shares
                          [Corp. Code Section 1600(a)]

9.04. (a) A shareholder or shareholders holding at least 5 percent in the aggregate of the outstanding voting shares of the corporation relating to the election of directors of the corporation shall have an absolute right to:

(1) Inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours on 5 business days' prior written demand on the corporation; and

(2) Obtain from the corporation's transfer agent, on written demand and on the tender of its usual charges for a list (the amount of which charges must be stated to the shareholder by the transfer agent on request), a list of shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder after the date of the demand. The list must be made available on or before the later of 5 business days after the demand is received or the date specified in the demand as the date when the list is to be compiled. The corporation shall have the responsibility to cause its transfer agent to comply with this requirement.

                      By Written Demand of Any Shareholder
                          [Corp. Code Section 1600(c)]

(b) The record of shareholders shall also be open to inspection and copying by any shareholder [or holder of a voting trust certificate] at any time during usual business hours on written demand on the corporation, for a purpose reasonably related to the holder's interests as a shareholder or holder of a voting trust certificate.

                         Inspection by Agent or Attorney
                          [Corp. Code Section 1600(d)]

(c) Any inspection and copying under this Paragraph 9.04 may be made in person or by agent or attorney.

                 Shareholders' Right to Inspect Books of Account
                                   and Minutes
                            [Corp. Code Section 1601]

9.05. The accounting books and records and minutes of proceedings of the shareholders, Board, and Board committees of this corporation shall be open to inspection on the written demand on the corporation of any shareholder [or holder of a voting trust certificate] at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder [or as the holder of the voting trust certificate]. The inspection may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts,

                             Inspection by Directors
                            [Corp. Code Section 1602]

9.06. Every director of this corporation shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of this corporation. The inspection may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

                                  Annual Report
                                   When Waived
                          [Corp. Code Section 1501(a)]

9.07. (a) No annual report shall be prepared or sent to shareholders as long as this corporation has less than 100 holders of record of its shares determined as provided in California Corporations Code Section 605.

                                  When Required
                   [Corp. Code Sections 113, 601(a), 1501(a)]

(b) If the corporation has 100 or more holders of record of its shares determined as provided in California Corporations Code Section 605, the Board of Directors shall cause an annual report to be sent by first-class mail, postage prepaid, to the shareholders not later than 120 days after the close of the fiscal year and at least 15 days before the annual meeting of shareholders to be held during the next fiscal year; provided, however, that the annual report may be sent by third-class mail if it is sent to shareholders at least 35 days before the annual meeting.

                                    Contents
                        [Corp. Code Section 1501(a), (b)]

(c)(1) The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

(2) In addition, if the corporation is either not subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, or is exempted from the reporting requirements by Section 12(g)(2) of that Act, the annual report shall also describe briefly both of the following:

(i) Any transaction (excluding compensation of officers and directors) during the previous fiscal year involving an amount in excess of $40,000 (other than contracts let at competitive bid or services rendered at prices regulated by law) to which the corporation [or its parent or subsidiary] was a party and in which any director or officer of the corporation [or of a subsidiary] or [(if known to the corporation or its parent or subsidiary)] any holder of more than 10 percent of the outstanding voting shares of the corporation had a direct or indirect material interest, naming the person and stating the person's relationship to the corporation, the nature of the person's interest in the transaction and, if practicable, the amount of the interest; provided, that in the case of a transaction with a partnership of which the person is a partner, only the interest of the partnership need be stated; and provided further that no report need be made in the case of transactions approved by the shareholders, as that term is defined in California Corporations Code Section 153 (see Paragraph 2.23 of these Bylaws).

(ii) The amount and circumstances of any indemnification or advances aggregating more than ten thousand dollars paid during the fiscal year to any officer or director of the corporation pursuant to California Corporations Code Section 317 (see Paragraphs 2.26-2.32 of these Bylaws); provided, that no report need be made in the case of indemnification approved by the shareholders, as that term is defined in California Corporations Code Section 153, under California Corporations Code Section 317(e)(3) (see Paragraph 2.29 of these Bylaws).

                  Special Financial Statements to Shareholders
                       [Corp. Code Section 1501(c), (d)]

9.08. (a) Any shareholder or shareholders holding at least 5 percent of the outstanding shares of any class of this corporation may make a written request to the corporation for an income statement of the corporation for the 3-month, 6-month, or 9-month period of the current fiscal year ended more than 30 days before the date of the request and a balance sheet of the corporation as of the end of that period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the statements referred to in clause (1) of subparagraph (c) of Paragraph 9.07 of this Article IX for the last fiscal year. The statement must be delivered or mailed to the person making the request within 30 days after the request. A copy of the statements must be kept on file in the principal office of the corporation for 12 months and they must be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy must be mailed to that shareholder.

(b) The quarterly income statements and balance sheets referred to in this Paragraph 9.08 must be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that those financial statements were prepared without audit from the books and records of the corporation.

                                   Fiscal Year

9.09. The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year,

                                 Corporate Seal
                          [Corp. Code Section 207(a)]

9.10. The Board shall adopt a corporate seal that shall be in the following form and design:

The Secretary of the corporation shall have custody of the seal and affix it in appropriate cases to all corporate documents. Failure to affix the seal does not, however, affect the validity of any instrument.

                                    ARTICLE X

               CERTIFICATION, INSPECTION, AND AMENDMENT OF BYLAWS

                     Inspection and Certification of Bylaws
                         [Corp. Code Sections 213, 314]

10.01. The corporation shall keep at its principal executive office in California the original or a copy of its Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. The original or a copy of the Bylaws certified to be a true copy by a person purporting to be the Secretary or an Assistant Secretary of the corporation is prima facie evidence of the adoption of the bylaws and of the matters stated in them.

             Adoption, Amendment, Repeal of Bylaws by Shareholders
                     [Corp. Code Sections 207(b), 211, 212]

10.02. These Bylaws may, from time to time and at any time, be amended or repealed, and new or additional Bylaws adopted, by approval of the outstanding shares of the corporation, as that term is defined in Section 152 of the California Corporations Code, provided, however, that the Bylaws may not contain any provision in conflict with law or with the Articles of Incorporation of the corporation.

               Adoption, Amendment, Repeal of Bylaws by Directors
                         [Corp. Code Sections 211, 212]

10,03. Subject to the right of the outstanding shares to adopt, amend, or repeal bylaws (see Paragraph 10.02 of these Bylaws) and to any restrictions imposed by the Articles on the power of the Board to adopt, amend, or repeal bylaws, these Bylaws may, from time to time and at any time, be amended or repealed, and new or additional bylaws adopted, by approval of the Board of Directors, provided, however, that the bylaws may not contain any provision in conflict with law or with the Articles and, provided further, that after shares are issued any bylaw changing the number of directors or changing from a fixed to a variable Board may be adopted only by approval of the outstanding shares.

                                   ARTICLE XI

                             CONSTRUCTION OF BYLAWS

11.01. Unless otherwise stated in these Bylaws or unless the context otherwise requires, the definitions contained in the General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the word "person" includes a corporation or other entity as well as a natural person.

                            CERTIFICATE OF SECRETARY
                            [Corp. Code Section 314]

I, the undersigned, do hereby certify:

1. That I am the Secretary of Interglobal Waste Management, Inc., a California corporation; and

2. That the foregoing Bylaws, consisting of 57 pages, constitute the Bylaws of said corporation as duly approved by unanimous vote of the persons named by the Incorporator to act as the first directors of this corporation, at a meeting of the

Board of Directors duly held on __________________, at Sherman Oaks, California.

IN WITNESS WHEREOF, I have signed my name and affixed the seal of the corporation on ___________________, 2000.


/s/ [SIGNATURE ILLEGIBLE]
-------------------------